UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE
14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
J.Jill, Inc.
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4 Batterymarch Park

Quincy Massachusetts,

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2023

To the Stockholders of J.Jill, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of J.Jill, Inc. (the “Company,” “J.Jill” or “we”) is to be held on Thursday, June 1, 2023 at 8:00 AM Eastern, to be held online at https://web.lumiagm.com/298043967 (the “Annual Meeting”). The meeting is called for the following purposes:

1.    To elect three directors to our Board of Directors (the “Board of Directors”), to serve as Class III directors for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2026 and until such director’s successor has been duly elected and qualified;

2    To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the current fiscal year ending February 3, 2024;

3.    To approve the J.Jill, Inc. Amended & Restated 2017 Omnibus Equity Incentive Plan (the “A&R Plan”);

4.    To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement;

5.    To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

6.    To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

If you were a stockholder of record of J.Jill, Inc. common stock as of the close of business on April 4, 2023, you are entitled to receive this Notice and vote at the Annual Meeting and any adjournments or postponements thereof, provided that our Board of Directors may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the stockholders entitled to vote at the Annual Meeting may be examined at our principal executive offices in Quincy, Massachusetts during ordinary business hours or on a reasonably accessible electronic network as provided by applicable law in the 10-day period preceding the meeting for any purposes related to the meeting.

We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2022 Annual Report to Stockholders (including our Annual Report on Form 10-K for the fiscal year ended January 28, 2023) to our stockholders via the Internet. On or about April 20, 2023, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2022 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide our stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.

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You are cordially invited to attend the meeting, which will be conducted in a virtual-only format via a live audio webcast. We believe that this virtual format facilitates stockholder attendance, provides all stockholders a consistent experience, and allows for participation regardless of location. In order to be admitted to the virtual meeting website, you will need the 11-digit control number that accompany your proxy materials and type the password “jjill2023” to log in to the meeting. The meeting will begin promptly at 8:00 AM Eastern. We encourage you to access the meeting 15 minutes prior to the start time (at 7:45 AM Eastern) allowing ample time to log in to the meeting webcast and test your computer audio system. If you encounter any difficulty accessing the Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.

Whether or not you expect to attend, our Board of Directors respectfully requests that you vote your common stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors of J.Jill, Inc.,
Claire Spofford Chief Executive Officer, President and Director
Quincy, Massachusetts
Dated: April 14, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 1, 2023 VIA AUDIO WEBCAST ONLY: J.Jill, Inc.’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 28, 2023 are also available at www.astproxyportal.com/ast/JJill.

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J.JILL, INC.

Proxy Statement

for the

Annual Meeting of Stockholders

To Be Held June 1, 2023

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J.JILL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2023

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held on Thursday, June 1, 2023 at 8:00 AM Eastern, to be held online at https://web.lumiagm.com/298043967. Only stockholders of record at the close of business on April 4, 2023 are entitled to notice of and to vote at our Annual Meeting.

The Annual Meeting will be conducted in a virtual-only format via live audio webcast. Stockholders who attend the Annual Meeting will have an opportunity to vote and to submit written questions electronically at the Annual Meeting. Stockholders can attend the Annual Meeting by visiting https://web.lumiagm.com/298043967. In order to be admitted to the virtual meeting website, you will need to use the unique 11-digit control number previously provided with proxy materials and type the password “jjill2023” to log in to the meeting. The meeting will begin promptly at 8:00 AM Eastern. We encourage you to access the meeting 15 minutes prior to the start time, allowing ample time to log in to the meeting webcast and test your computer audio system. If you encounter any difficulty accessing the Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.

In accordance with the rules of the SEC, we are furnishing proxy materials, including the Notice, this Proxy Statement, our 2022 Annual Report to Stockholders, including financial statements, and a Proxy Card for the Annual Meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on April 14, 2023. On or about April 20, 2023 we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of April 4, 2023, the record date for the Annual Meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.

Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the Annual Meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the Annual Meeting.

We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING

Q:    Why am I receiving these proxy materials?

A:    We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting. This Proxy Statement includes information that we are required to provide under the SEC rules and is designed to assist you in voting your shares.

Proxies in proper form received by us at or before the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on their Proxy Card. If a Proxy Card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of our Board of Directors set forth in this Proxy Statement, and, in their discretion, upon such other business as may properly come before the Annual Meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock, par value $0.01 per share, cannot be voted at the Annual Meeting unless the holder attends the Annual Meeting or is represented by proxy.

Q:    Who may vote at the Annual Meeting?

A:    Our Board of Directors set April 4, 2023 as the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on April 4, 2023, you may attend and vote at the Annual Meeting. On all matters to be voted on, each stockholder is entitled to one vote for each share of common stock held by such stockholder. As of April 4, 2023, there were 10,508,802 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:    How do I attend the Annual Meeting?

A:    The Annual Meeting will begin promptly at 8:00 AM Eastern. Online check-in will begin 15 minutes prior to the start of the Annual Meeting to allow ample time to log in to the meeting webcast and test your computer audio system.

You may attend the Annual meeting and vote your shares by visiting https://web.lumiagm.com/298043967. In order to be admitted to the virtual meeting website, you will need to use the unique 11-digit control number previously provided with proxy materials and type the password “jjill2023” to log in to the meeting. If you encounter any difficulty accessing the Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote electronically at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials.

Q:    What is the quorum requirement for the Annual Meeting?

A:    Holders of a majority of the voting power of all of our outstanding shares of stock entitled to vote at the meeting must be present in person or represented by proxy at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:

•	Are present virtually and entitled to vote electronically at the Annual Meeting; or

•	Properly submitted a Proxy Card or Voter Instruction Card.

If you are attending the Annual Meeting or represented by proxy, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each of the proposals listed in this Proxy Statement identifies the votes needed to approve the proposed action.

Q:    What proposals will be voted on at the Annual Meeting?

A:    The five proposals to be voted on at the Annual Meeting are as follows:

1.    To elect three directors to our Board of Directors, to serve as Class III directors for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2026 and until such director’s successor has been duly elected and qualified;

2.    To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending February 3, 2024;

3.    To approve the A&R Plan;

4.    To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement; and

5.    To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy named in the Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.

Q:    What is the vote required for each proposal and what are my voting choices?

A:    With respect to Proposal 1, the election of directors, you may vote FOR, FOR ALL EXCEPT or WITHHOLD. A plurality of the votes cast is required to be elected as a director. A “plurality of the votes cast” means that the three director nominees that receive the most number of votes cast “FOR” will be elected. If you WITHHOLD from voting on Proposal 1, the withheld vote will have no effect on the outcome of the vote (only because the outcome is determined by the number of affirmative votes for each director).

With respect to Proposal 2, Proposal 3, or Proposal 4, you may vote FOR, AGAINST or ABSTAIN, and the vote required is the affirmative vote of a majority of the voting power of shares of stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. If you ABSTAIN from voting on Proposal 2, Proposal 3, or Proposal 4 the abstention will have the same effect as an AGAINST vote.

With respect to Proposal 5, you may vote ONE YEAR, TWO YEARS, THREE YEARS, or ABSTAIN, and the vote required is the affirmative vote of a majority of the voting power of shares of stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. If you ABSTAIN from voting on Proposal 5 the abstention will have the same effect as an AGAINST vote.

As Proposal 4 and Proposal 5 are advisory votes, the result will not be binding our Board of Directors. However, our Board of Directors values our stockholders’ opinions, and our Board of Directors and our Compensation Committee will take into account the outcome of the advisory vote when considering future named executive officer compensation decisions and determining how often we should submit to stockholders future “say-on-pay” votes, respectively.

Q:    How does our Board of Directors recommend that I vote?

A:    Our Board of Directors recommends that you vote:

1.    FOR the election of the three director nominees named in this Proxy Statement;

2.    FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending February 3, 2024;

3.    FOR the approval of the A&R Plan;

4.    FOR the advisory vote on the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement; and

5.    FOR the option of every TWO YEARS as the preferred frequency for advisory votes on compensation of the Company’s named executive officers.

Q:    What is the effect of a broker non-vote?

A:    Brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive instructions from the beneficial owner regarding how to vote on a particular proposal and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present virtually at the Annual Meeting but will not be counted for purposes of determining the number of votes cast with respect to Proposal 1. Accordingly, a broker non-vote will not impact our ability to obtain a quorum or the outcome of voting on Proposal 1. Because brokers may exercise discretion to vote on Proposal 2, we do not anticipate any broker non-votes with regard to this proposal. If you hold shares in street name and do not vote on Proposal 1, Proposal 3, Proposal 4 or Proposal 5, your shares will not be voted in respect of Proposal 1, Proposal 3, Proposal 4 or Proposal 5 and will be counted as broker non-votes.

Q:    Can I access these proxy materials on the Internet?

A:    Yes. The Notice of Annual Meeting, Proxy Statement, and 2022 Annual Report to Stockholders (including the Annual Report on Form 10-K for the fiscal year ended January 28, 2023) are available for viewing, printing, and downloading at www.astproxyportal.com/ast/JJill. They are also available under the Investor Relations—Financial Information—SEC Filings section of our website at www.jjill.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on www.astproxyportal.com/ast/JJill at least until the conclusion of the Annual Meeting.

Q:    How may I vote my shares electronically at the Annual Meeting?

A:    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote electronically at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares electronically at the Annual Meeting unless you obtain a “legal proxy” from the broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Please contact your broker, nominee or trustee if you wish to obtain such a “legal proxy.”

Q:    How can I vote my shares without attending the Annual Meeting?

A:    If your shares are held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by following the instructions provided in the Notice of Internet Availability; or

•

By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

The Internet voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet must be completed by 11:59 PM Eastern on May 31, 2023. Of course, as described in the immediately preceding question and answer, you can always attend the Annual Meeting and vote your shares electronically. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

Q:    How can I change my vote after submitting it?

A:    If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Annual Meeting by:

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Filing a written notice of revocation bearing a later date than the proxy with our Secretary and General Counsel at 4 Batterymarch Park, Quincy, Massachusetts 02169 at or before the taking of the vote at the Annual Meeting;

•

Duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary and General Counsel at 4 Batterymarch Park, Quincy, Massachusetts 02169 at or before the taking of the vote at the Annual Meeting;

•	Attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy); or

•

If you voted via the Internet, voting again by the same means prior to 11:59 PM Eastern on May 31, 2023 (your latest Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote electronically at the Annual Meeting if you obtain a legal proxy from them.

Q:    How can I submit questions in the Annual Meeting?

A:    You are encouraged to submit your questions during the Annual Meeting at https://web.lumiagm.com/298043967, by using your unique 11-digit control number previously provided with proxy materials and type the password “jjill2023” to log in.

We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group questions together and provide a single response to avoid repetition. We may decide in our sole discretion whether to address a question during the Annual Meeting or to address a question at a later date, either directly with the party asking the question or on our Investor Relations webpage. If you encounter any difficulty submitting your questions or accessing the Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.

Q:    Is TowerBrook entitled to designate any director nominees for election to our Board of Directors?

A:    Under the Stockholders Agreement, dated as of March 14, 2017 (the “Stockholders Agreement”), TI IV JJill Holdings, LP (“TI IV”), an affiliate of TowerBrook Capital Partners L.P. (“TowerBrook”), based on its beneficial ownership of 50.3% of our outstanding common stock as of April 4, 2023, has the right to designate as nominees (the “TowerBrook Nominees”) a majority of director nominees for election to our Board of Directors. Towerbrook’s beneficial ownership percentage of our common stock, taking into account Towerbrook’s warrants exercisable for shares of our common stock, is 61.9%.

Q:    Where can I find the voting results of the Annual Meeting?

A:    We will announce the preliminary voting results at the Annual Meeting. We will publish the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:    For how long can I access the proxy materials on the Internet?

A:    The Notice of Annual Meeting, Proxy Statement, 2022 Annual Report to Stockholders, and Annual Report on Form 10-K for the fiscal year ended January 28, 2023 will remain posted at www.astproxyportal.com/ast/JJill until the conclusion of the Annual Meeting, and also are and will remain available, free of charge, in PDF and HTML format under the Investor Relations—Financial Information—SEC Filings section of our website at www.jjill.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will vote to elect the three nominees named in this Proxy Statement as the Class III directors. The Class III directors elected at the Annual Meeting will hold office until the 2026 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Our Board of Directors has nominated Claire Spofford, Michael Rahamim and Andrew Rolfe to serve as Class III directors for a term expiring at the 2026 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified. The persons named as proxies will vote to elect Claire Spofford, Michael Rahamim and Andrew Rolfe unless a stockholder indicates that his or her shares should be withheld with respect to the three nominees.

In the event that the nominee for Class III director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy.

If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of the director. Therefore, it is important that you vote.

In connection with our initial public offering in March 2017 (our “IPO”), we entered into the Stockholders Agreement with TI IV, an affiliate of TowerBrook, which provides that TI IV, for so long as TI IV beneficially owns at least 50% of our common stock, is entitled to designate for nomination a majority of our Board of Directors. When TI IV beneficially owns less than 50% of our common stock but owns at least 10% of our common stock, TI IV is entitled to designate for nomination a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person. When TI IV owns less than 10% of our common stock but owns at least 5% of our common stock, TI IV is entitled to designate for nomination the greater of (i) a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person, and (ii) one director.

Our Board of Directors recommends that you vote FOR each of the nominees for our Board of Directors in this Proposal 1.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our directors and executive officers as of the date of this Proxy Statement. There is no family relationship between any director or executive officer of the Company. The business address for the nominee for matters regarding the Company is 4 Batterymarch Park, Quincy, Massachusetts 02169.

Name	Age	Position(s) with J.Jill, Inc.	Director Since
Claire Spofford	61	Chief Executive Officer, President and Director	February 2021
Mark Webb	51	Executive Vice President, Chief Financial Officer and Chief Operating Officer	N/A
Kyle Polischuk(1)	52	Senior Vice President, Chief Human Resources Officer	N/A
Michael Rahamim	70	Chairman of the Board of Directors	February 2017
Michael Eck	60	Director	February 2017
Jyothi Rao	54	Director	July 2021
Shelley Milano	66	Director	June 2019
Michael Recht	43	Director	February 2017
Andrew Rolfe	56	Director	February 2017
James Scully	58	Director	August 2017

(1)	On March 31, 2023, Ms. Polischuk informed the Company of her intention to resign from her role as Senior Vice President, Chief Human Resources Officer, effective April 20, 2023.

Set forth below is a brief biography of each of our directors and executive officers.

Directors

Class III Directors

The term of the following three Class III directors will expire at the Annual Meeting. Claire Spofford, Michael Rahamim and Andrew Rolfe are the nominees for election at the Annual Meeting, for a term that will expire at the 2026 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified.

Claire Spofford was appointed as Chief Executive Officer and President in February 2021 and has served as a director of J.Jill since her appointment. Prior to joining J.Jill, Ms. Spofford was the President of Cornerstone Brands from December 2017 to October 2020. In that role, she oversaw a portfolio of four interactive, aspirational, home and apparel lifestyle brands: Ballard Designs, Frontgate, Garnet Hill and Grandin Road. She led the team there in evolving the brands into profitable, digitally-driven omnichannel businesses. Before being promoted into this role, from 2014 to October 2020, Ms. Spofford was the President of Garnet Hill. Prior to that, Ms. Spofford was Senior Vice President and Chief Marketing Officer of J.Jill and held numerous leadership roles at Orchard Brands, including Interim President and Chief Executive Officer, Group President for Premium Brands and President of Appleseed’s. Before joining Orchard Brands, she served as Vice President, Global Marketing of Timberland. Ms. Spofford currently serves on the Board of Directors of Leslie’s, Inc. and Reclaim Childhood, and she previously served on the Boards of White Flower Farm and Project Adventure, Inc. Ms. Spofford received her M.B.A. from Babson College and her B.A. from the University of Vermont. Ms. Spofford was elected to serve on our Board of Directors because of her extensive experience in leadership positions in the retail industry.

Michael Rahamim has served as Chairman of the Board of Directors of J.Jill since our conversion to a corporation in February 2017 and served as Chairman of the Board of Directors of our former parent company since May 2015. From January 2011 through January 2014, Mr. Rahamim served as the Executive Chairman of

Phase Eight (Fashion & Designs) Limited (“Phase Eight”), a portfolio company of TowerBrook, our principal stockholder, and remained Chairman of the Board until January 2015, when Phase Eight was sold. Mr. Rahamim has over 20 years of experience in the fashion retail industry. In 1992, Mr. Rahamim developed the UK franchise of Kookai S.A., a French high fashion business, and introduced the Sandro and Maje French high fashion brands to the UK. Mr. Rahamim has previously worked in soft commodities and financial futures and was one of the founding seat holders on the London International Financial Futures Exchange. He qualified as a Chartered Accountant in 1977. Mr. Rahimim currently serves as a director of Kaporal Jeans and has served as a director of Whistles Limited from March 2009 until April 2016. He is also a member of the Senior Advisory Board of TowerBrook. Mr. Rahamim was selected to serve on our Board of Directors because of his extensive understanding of the international fashion retail industry through his experience in leadership positions and his investments with other retailers.

Andrew Rolfe has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on the Board of Directors of our former parent company since May 2015. From 2007 until February 2021, Mr. Rolfe was a managing director at TowerBrook, where he served as a member of its Investment and Management Committees and chaired the firm’s Portfolio Committee. He remains associated with TowerBrook as a member of its Senior Advisory Board, a limited partner and the firm’s Vice-Chair. Prior to joining TowerBrook, Mr. Rolfe served as President of The Gap Inc.’s International Division from November 2003 until February 2006, where he also served as a member of the Executive Leadership Team. Mr. Rolfe has also held roles as the Chairman and Chief Executive Officer of Pret A Manger (Europe) Ltd and the Chief Executive Officer of Booker Foodservice. He previously served as a director of True Religion Apparel, Inc. and Wilton Industries, Inc. He currently serves as a director of Kaporal Jeans and as a manager of KeHe Distributors Holdings, LLC. Mr. Rolfe has previously served as a director of Beverages & More, Inc. Mr. Rolfe received his M.B.A. from Harvard Business School and his B.A. from Oxford University. He was selected to serve on our Board of Directors because of his extensive experience in leadership positions in the retail industry.

Class I Directors

The term of the following two Class I directors will expire at the 2024 Annual Meeting of Stockholders.

James Scully has served as a director of J.Jill since August 2017 and served as Interim Chief Executive Officer from December 2019 to February 2021. Mr. Scully currently serves as President of Elm Street Advisors LLC, a global retail and consumer advisory business he founded in 2018. Mr. Scully is also an investor in a number of retail and consumer companies at various stages through his Elm Street Capital Partners investing platform. Mr. Scully is also an Operating Partner of Archimedes Advisors, the advisory arm of Churchill Capital. Mr. Scully served as Interim Chief Growth Officer of Neiman Marcus Group from November 2021 to September 2022. From December 2019 through February 2021, Mr. Scully served as J. Jill’s Interim Chief Executive Officer. Previously, he served as Avon Products, Inc.’s Executive Vice President and Chief Operating Officer from 2016 to 2017 and as Executive Vice President and Chief Financial Officer from 2015 to 2016. Prior to his role at Avon, Mr. Scully served as the Chief Operating Officer of the J.Crew Group, Inc., a specialty apparel and accessories retailer, as well as J.Crew’s Executive Vice President and Chief Financial Officer from 2005 to 2012 and Chief Administrative Officer from 2008 to 2013. Prior to joining J.Crew in 2005, Mr. Scully held several key roles at Saks Incorporated from 1997 from 2005. Mr. Scully also serves as Chairman of the Board of Specialty Building Products, Inc., is on the Board of Advisors for Faherty Brands and Tom Beckbe, and previously served on the Board of BH Cosmetics. Mr. Scully received his B.A. from Siena College and served in the U.S. Army Reserves from 1987 to 1999. Mr. Scully was selected to serve on our Board of Directors because of his extensive experience in leadership positions in the retail industry.

Jyothi Rao has served as a director of J.Jill since July 2021. Ms. Rao was most recently the Chief Executive Officer and President of INTERMIX, an omni-channel boutique retailer, curating a mix of established and emerging designer brands. Prior to joining INTERMIX in 2014, Ms. Rao served as Executive Vice President and

General Manager of Gilt.com where she was instrumental in growing the business into a leading digital fashion site. Before Gilt, Ms. Rao served as Senior Vice President and General Manager at Calvin Klein, where she launched the Specialty Retail division. Previously, Ms. Rao spent 16 years at Gap Inc., where she held several leadership and merchandising positions. Ms. Rao has served as a Board Advisor for Bubble Beauty since 2020, a leading Gen Z skincare brand, as well as to Contentsquare, an e-commerce customer experience data analytics technology company. Ms. Rao is also a Board Member of SALUTE, a non-profit focused on promoting South Asian women leaders. Ms. Rao received her B.B.A. in Marketing from the University of Texas at Austin. Ms. Rao was selected to serve on our Board of Directors because of her experience in the retail, industry with expertise in the U.S. women’s customer segment, brand-building, merchandising and digital.

Class II Directors

The term of the following three Class II directors will expire at the 2025 Annual Meeting of Stockholders.

Michael Eck has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on our Board of Directors of our former parent company since November 2016. Mr. Eck was the Global Head of the Consumer and Retail Investment Banking Group at Morgan Stanley from 2008 until his retirement in 2014. Prior to that, Mr. Eck worked at Citigroup from 1993 to 2008, where he was the Global Head of the Consumer and Retail Banking Group, and at Credit Suisse First Boston from 1987 to 1993. In January 2016, Mr. Eck joined M. Klein and Company, a global strategic advisory firm, as a Senior Advisor. From December 1, 2017 to December 31, 2018, Mr. Eck served as the Interim Chief Executive Officer of The Johnson Controls Hall of Fame Village, a company developing a multi-use destination attraction and media platform in association with the Pro Football Hall of Fame. From February 2020 to October 2020, Mr. Eck was a member of the Board of Directors of Churchill Capital Corp III, a Special Purpose Acquisition Company listed on the New York Stock Exchange (the “NYSE”) under the symbol “CCXX.” From 2015 to April 2018 he served as an independent Board member and Chairman of the Audit Committee of Blue Buffalo Pet Products, Inc., a publicly-held leading natural pet food company, until Blue Buffalo Pet Products, Inc. was acquired by General Mills Inc. in April 2018. Mr. Eck is also the co-founder and board member of Steer for Student Athletes. In addition, he previously served as a Board member of USA Ultimate and as a member of the Senior Advisory Board of Shopkick. Mr. Eck received his MIM from Northwestern University and his B.S. in Business from the McIntire School of Commerce at the University of Virginia. He was selected to serve on our Board of Directors because of his extensive knowledge of corporate strategy, corporate financing and accounting, capital investment and operations and the consumer sector.

Shelley Milano has served as a director of J.Jill since June 2020. From 2015 to 2020, Ms. Milano was with L Brands, owner of the Victoria’s Secret, PINK and Bath & Body Works brands, where the most recent role she held prior to her departure was Executive Vice President and Chief Human Resources Officer. In this role, she was responsible for advancing enterprise talent and development initiatives to enable growth of the business and L Brands associates. Prior to being named Chief Human Resources Officer, she served as the company’s Senior Vice President and General Counsel for three years. Before joining L Brands in 2015, Ms. Milano was Senior Vice President, General Counsel and Secretary at Eddie Bauer, Inc.; Executive Vice President and General Counsel at Starbucks Corporation; and Vice President and General Counsel at Honda of America Mfg., Inc. Ms. Milano has served as a director of Urban Hardwoods and Bartell Drugs. She received her J.D. degree from Berkeley Law and her B.A. degree in Accountancy from Adrian College. Ms. Milano was selected to serve on our Board of Directors because of her expertise in the areas of Human Resources, her legal knowledge and her prior experience in the retail industry.

Michael Recht has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on our Board of Directors of our former parent company since May 2015. Mr. Recht is a Managing Director at TowerBrook, our principal stockholder, where he has worked since 2013. From 2010 to 2013, Mr. Recht was a Senior Associate with the Retail & Consumer team at Apax Partners LLP (“Apax”). Prior to joining Apax, Mr. Recht was an Associate at Thoma Cressey Bravo where he focused on investments in the consumer products and services sector. Prior to that, Mr. Recht was a member of the Technology & Defense teams at CIBC World Markets. He currently serves on the boards of KeHe Distributors Holdings, LLC, Kevin’s Natural Foods, Ignite Fitness Holdings and Stonebridge Companies. He received his M.B.A. from the Kellogg School of Management at Northwestern University and his B.A. from Williams College. Mr. Recht was selected to serve on our Board of Directors because of his broad finance experience, particularly in the retail and consumer products industry.

Required Vote

The three Class III director nominees receiving the highest number of affirmative votes of our common stock represented virtually or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. In accordance with Delaware law, votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of votes cast on Proposal 1 and, accordingly, will not affect the election of directors.

Executive Officers

Claire Spofford was appointed Chief Executive Officer and President of J.Jill in February 2021. See Ms. Spofford’s biography above under the heading “Class III Directors.”

Mark Webb has served as J.Jill’s Executive Vice President and Chief Financial Officer since May 2019, and as Chief Operating Officer since July 2021. Before joining J.Jill, Mr. Webb served as Senior Vice President, Chief Financial Planning & Analysis and Treasury Officer at Hudson’s Bay Company since January 2018. He previously served as Senior Vice President, Chief Financial Officer, Gap Brand and INTERMIX, at Gap, Inc. from February 2013 to April 2017. Mr. Webb received his BSBA in Accounting and Finance from the University of Arizona.

Kyle Polischuk joined J.Jill as Senior Vice President, Chief Human Resources Officer in March 2021. Prior to joining J.Jill, Ms. Polischuk was Chief People Officer of MOO, an online design and printing company, from October 2018 until February 2021. Ms. Polischuk also served as Vice President of Human Resources at Hearts on Fire from September 2016 until October 2018. From January 2010 until February 2016, Ms. Polischuk served as Vice President of Human Resources at Talbots. Ms. Polischuk brings with her a strong track record of building business-focused people initiatives to increase employee engagement and results. Ms. Polischuk earned her M. Ed. From Boston University and her Bachelor of Arts in Art History from Emmanuel College.

CORPORATE GOVERNANCE MATTERS

Information about our Board of Directors

In accordance with our certificate of incorporation, as amended, and our by-laws, a majority of our Board of Directors may fix the number of directors, which is currently set at eight. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. At any meeting of our Board of Directors, the presence in person (or virtually) of a majority of the total number of directors then in office will constitute a quorum for all purposes. Pursuant to the Stockholders Agreement, TI IV currently has the ability to designate as nominees five directors.

Director Independence

We are a “controlled company” for the purposes of the NYSE’s rules and corporate governance standards because more than 50% of the voting power of our common stock is owned by TI IV. As a “controlled company,” we may elect not to comply with certain NYSE corporate governance requirements, including those that would otherwise require our Board of Directors to have a majority of independent directors and require that we either establish Compensation and Nominating, Governance and ESG Committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to our Board of Directors by the independent members of our Board of Directors.

Our Board of Directors has determined that Michael Eck, Shelley Milano, Michael Rahamim, Jyothi Rao and James Scully are “independent directors,” as defined by the applicable NYSE rules.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become our director or executive officer.

Selection of Nominees for our Board of Directors

The Nominating, Governance and ESG Committee of our Board of Directors has the responsibility of identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors. The committee also recommends to our Board of Directors for approval director nominees, consistent with our director qualification criteria and any obligations under our contractual arrangements, including the Stockholders Agreement.

With respect to director nominee procedures, the Nominating, Governance ESG Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders, or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating, Governance and ESG Committee considers the qualifications set forth in our corporate governance guidelines, including the highest personal and professional ethics, integrity and values, demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of our business or financial affairs, strategic planning, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our Board of Directors. The Nominating, Governance and ESG Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Nominating, Governance and ESG Committee seeks to recommend to our Board of Directors those nominees whose specific qualities, experience and expertise will augment our current Board of Directors’ composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board of Directors duties; (2) comply with the duties and responsibilities set forth in our corporate governance guidelines and in our by-laws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in our jurisdiction of incorporation; and (4) adhere to our Code of Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein.

The Nominating, Governance and ESG Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in our by-laws. Each notice of nomination submitted in this manner must contain the information specified in our by-laws, including, but not limited to, information with respect to the beneficial ownership of our common stock or derivative securities that have a value associated with our common stock held by the proposing stockholder and its associates and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (1) the 90th day prior to the annual meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the annual meeting of stockholders, either by mail or other public disclosure. See our by-laws for additional information regarding stockholder nominees.

Information Regarding Meetings of our Board and Committees

During the 2022 fiscal year, our Board of Directors held 11 meetings, and its three permanent committees, the Audit Committee, Compensation Committee, and Nominating, Governance and ESG Committee, collectively held 20 meetings.

All of our directors attended at least 75% of the aggregate of all meetings of our Board of Directors and the committees on which he or she served during the 2022 fiscal year. Under our corporate governance guidelines, a copy of which is available in the Investors—Corporate Governance—Governance Documents section of our website at www.jjill.com, members of our Board of Directors are expected to participate in the Annual Meeting.

Board Committees

Committees of our Board of Directors

In March 2017, our Board of Directors adopted written charters for each of its permanent committees, all of which are available in the Investors—Corporate Governance—Governance Documents section of our website at www.jjill.com. Pursuant to the Stockholders Agreement, TI IV has the right to designate the members of the committees of our Board of Directors in proportion to the number of director nominees TI IV is entitled to designate to our Board of Directors. The following table provides membership information of our directors in each committee of our Board of Directors as of April 14, 2023.

	Audit Committee	Compensation Committee	Nominating, Governance and ESG Committee
Claire Spofford	—	—	—
Michael Rahamim		—
Michael Eck		—	—
Shelley Milano	—
Jyothi Rao	—	—
Michael Recht	—		—
Andrew Rolfe	—
James Scully			—

= Member

Audit Committee

Our Audit Committee consists of Michael Eck, Michael Rahamim and James Scully. Our Board of Directors has determined that Mr. Eck qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has determined that Mr. Eck, Mr. Rahamim and Mr. Scully are independent within the meaning of the NYSE listing rules and meet the additional test for independence for Audit Committee members imposed by SEC regulation and the NYSE listing rules. As of the date of this Proxy Statement, our Audit Committee is fully independent and is in compliance with the applicable SEC and NYSE rules and regulations.

Our Audit Committee met 8 times during the 2022 fiscal year. Our Audit Committee assists our Board of Directors in monitoring the audit of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and systems of internal controls, our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also reviews and approves related party transactions as required by the applicable NYSE rules.

Compensation Committee

Our Compensation Committee consists of Shelley Milano, Michael Recht, Andrew Rolfe and James Scully. Because we are a controlled company under the NYSE listing rules, our Compensation Committee is not required to be fully independent. Our Compensation Committee met 8 times during the 2022 fiscal year. Our Compensation Committee is responsible for reviewing and recommending policies relating to the compensation and benefits of our directors and employees, including our Chief Executive Officer and other executive officers.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee may form and delegate authority to subcommittees where appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirement of our Corporate Governance Guidelines and the NYSE listing rules, subject to any applicable controlled company or other exemption.

The Compensation Committee has engaged the services of F.W.Cook (“FWC”) as its outside independent compensation consultant. FWC provides general executive compensation consulting services to the Compensation Committee and advises it on a range of executive and director compensation matters including plan design, competitive market assessments, trends, best practices and technical and regulatory developments. FWC provides services to the Compensation Committee related only to executive and director compensation, and provides no other services to the Compensation Committee or the Company.

In accordance with the Compensation Committee’s charter, our Chief Executive Officer may not be present during voting or deliberations of the Committee regarding his or her compensation and the Committee reserves the right to request any executive officer present during voting or deliberations of the Committee regarding such executive officer’s compensation to recuse himself or herself.

Nominating, Governance and ESG Committee

Our Nominating, Governance and ESG Committee consists of Shelley Milano, Michael Rahamim, Andrew Rolfe and Jyothi Rao. Because we are a controlled company under the NYSE listing rules, our Nominating, Governance and ESG Committee is not required to be fully independent. Our Nominating, Governance and ESG Committee met 4 times during the 2022 fiscal year. Our Nominating, Governance and ESG Committee is responsible for selecting or recommending that our Board of Directors select candidates for election to our Board of Directors, developing and recommending to our Board of Directors corporate governance guidelines that are applicable to us and overseeing Board of Directors and management evaluations. Our Nominating, Governance and ESG Committee is also responsible for reviewing and providing guidance to us on environmental, social and governance (“ESG”) issues.

Board Leadership Structure and Board of Directors’ Role in Risk Oversight

Our Corporate Governance Guidelines provide that the roles of the Chairman of the Board of Directors and Chief Executive Officer may be combined or separated. Our Board of Directors believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairman and therefore believes that a permanent policy on whether the Chairman of the Board of Directors and the Chief Executive Officer positions should be separated or combined is not appropriate.

As of the date hereof, Ms. Spofford serves as our Chief Executive Officer and President and Mr. Rahamim serves as our Chairman of the Board of Directors. Our Board of Directors believes that this leadership structure, separating the Chairman and Chief Executive Officer roles, is appropriate for the Company at this time, since it allows Ms. Spofford to focus on the operational leadership and strategic direction of the Company. At the same time, Mr. Rahamim can focus on leadership of the Board of Directors, including calling and presiding over meetings of our Board of Directors and executive sessions of the independent directors, preparing meeting agendas in collaboration with the Chief Executive Officer and serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer.

Our Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of our risks. The Audit Committee regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to its employee compensation plans and arrangements, and the Audit Committee oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Executive Sessions of our Board of Directors

In order to promote open discussion among non-management directors, and as required under applicable NYSE rules, the non-management members of our Board of Directors meet in regularly scheduled executive sessions at least quarterly without management directors or any other members of the Company’s management present. In addition, the independent members of our Board of Directors meet in a regularly scheduled executive session at least annually. Our Chairman of our Board of Directors, Michael Rahamim, presides at all regularly scheduled executive sessions.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee in the 2022 fiscal year was, at any time during the 2022 fiscal year or at any other time, an officer or employee of the Company. None of our executive officers serves, or in the past has served, as a member of the Board of Directors or compensation committee of any entity, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our compensation committee.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose any future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at www.jjill.com. The Code of Conduct and Ethics is available on our website under Governance Documents in the Investor Relations—Corporate Governance section of our website at www.jjill.com.

Communications with our Board of Directors from Stockholders or Other Interested Parties

Any stockholder or other interested party may contact our Board of Directors as a group, our independent directors as a group, or any individual director by sending written correspondence to them in care of our Secretary and General Counsel at our principal executive offices at 4 Batterymarch Park, Quincy, Massachusetts 02169. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Secretary and General Counsel screen this correspondence, but we may change this policy if directed by our Board of Directors due to the nature or volume of the correspondence.

DIRECTOR COMPENSATION

Non-employee members of our Board of Directors (other than Michael Recht) are compensated for a full year of service as follows; directors who serve less than a full year are entitled to a pro-rated portion of the applicable compensation.

Board Position	Annual Cash Retainer ($)	Annual Equity Award Value ($)
Chairman of the Board of Directors	90,000	100,000
Board Member (other than the Chairman of the Board of Directors)	60,000	100,000
Audit Committee Chair	20,000	n/a
Compensation Committee Chair	12,000	n/a
Other Committee Chair	10,000	n/a
Audit Committee Member	7,500	n/a
Other Committee Member	5,000	n/a

Members of our Board of Directors also receive reimbursement of expenses for travel to the Board of Directors and meetings of all committees of our Board of Directors.

Director Compensation Table

The following table sets forth the total compensation paid to each of our non-employee directors (other than Michael Recht) for the fiscal year ended January 28, 2023.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total ($)
Michael Rahamim	102,500	99,940	202,440
Michael Eck	80,000	99,940	179,940
Shelley Milano	77,000	99,940	176,940
James Scully	72,500	99,940	172,440
Jyothi Rao	64,478	99,940	164,418
Andrew Rolfe	67,170	99,940	167,110

(1)	Michael Recht was an employee or partner of TowerBrook as of January 28, 2023 and did not receive any compensation in respect of his services to our Board of Directors.
(2)

Amounts set forth in the Fees Earned or Paid in Cash column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees and committee and/or chairmanship fees.

(3)

Amounts set forth in the Stock Awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In fiscal year 2022, Messrs. Rahamim, Eck, Scully and Rolfe and Mses. Rao, Milano each received a grant of 6,588 Restricted Stock Units (“RSUs”) on March 31, 2022.

The following table provides information about the outstanding equity awards held by members of our Board of Directors as of January 28, 2023.

Name(1)	Number of Restricted Stock Units or Restricted Shares that Have Not Vested(2) (#)
Michael Rahamim	6,588
Michael Eck	6,588
Shelley Milano	6,588
James Scully	6,588
Jyothi Rao	6,588
Andrew Rolfe	6,588

(1)	Michael Recht was an employee or partner of TowerBrook as of January 28, 2023 and does not directly hold any equity awards, whether in the form of restricted shares or RSUs.
(2)	The award number of RSUs outstanding reflects the 6,588 RSUs granted to each of Messrs. Rahamim, Eck, Scully and Rolfe and Mses. Rao and Milano on March 31, 2022.

Other Director Arrangements

On December 21, 2021, TI IV and Mr. Rahamim entered into an agreement, pursuant to which upon certain liquidity events and subject to his continued service as Chairman of the Board, Mr. Rahamim is eligible to receive an exit fee from TI IV equal to a percentage of the total equity value realized in connection with such liquidity event above a certain threshold, up to $1.0 million.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth information regarding the compensation paid to, awarded to, or earned by our Chief Executive Officer, our Executive Vice President, Chief Financial Officer & Chief Operating Officer, and our Senior Vice President, Chief Human Resources Officer for services rendered in all capacities during the fiscal years ended January 29, 2022 and January 28, 2023.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Claire Spofford	2022	922,846	—	899,414	1,929,030	97,165	3,848,455

Chief Executive Officer	2021	865,385	1,600,000	2,424,443	1,955,769	90,525	6,936,122

Mark Webb	2022	692,347	—	472,181	1,006,471	11,507	2,182,506

Executive Vice President, Chief Financial Officer & Chief Operating Officer	2021	641,827	255,000	763,920	1,003,558	2,495	2,666,800

Kyle Polischuk	2022	369,308	—	179,886	383,723	9,392	942,309

Senior Vice President, Chief Human Resources Officer	2021	322,616	20,000	277,840	330,854	2,354	953,663

(1)

Amounts set forth in the Salary column reflect the amount actually paid to each named executive for fiscal years 2021 and 2022 and includes the effect of any mid-year adjustments to their base salaries, if applicable. As of the end of fiscal year 2022, the annual base salary rates for Ms. Spofford, Mr. Webb and Ms. Polischuk were $927,000, $695,500 and $371,000, respectively.

(2)

Amounts shown in the Bonus column for fiscal year 2021 represent the following: Ms. Spofford’s sign on bonus ($1,600,000), the final payment on Mr. Webb’s retention bonus ($255,000), and Ms. Polischuk’s sign on bonus ($20,000).

(3)

Represents the aggregate grant date fair value of RSUs granted during the year in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Stock Compensation (disregarding any forfeiture assumptions). These amounts do not correspond to the actual value that may be realized by our NEOs for these awards. The NEOs were granted awards during fiscal year 2022 as follows: Ms. Spofford was granted 59,289 RSUs on March 31, 2022; Mr. Webb was granted 31,126 RSUs on March 31, 2022; Ms. Polischuk was granted 11,858 RSUs on March 31, 2022. The NEOs were granted awards during fiscal year 2021 as follows: Ms. Spofford was granted 300,000 RSUs on February 15, 2021 and 43,353 RSUs on June 15, 2021; Mr. Webb was granted 20,232 RSUs on June 15, 2021 and 15,000 on July 12, 2021; Ms. Polischuk was granted 7,804 RSUs on June 15, 2021 and 25,000 on March 10, 2021. See Note 15 to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Significant Estimates-Equity-based Compensation” included in our Annual Report on Form 10-K for the assumptions made in determining these values.

(4)

Amounts shown in the Non-Equity Incentive Plan column include the actual fiscal year 2022 Annual Incentive Plan payouts of $1,816,530 for Ms. Spofford, $953,971 for Mr. Webb, and $363,473 for Ms. Polischuk, as well as the Long-Term Cash Incentive Plan awards that were earned based on fiscal year 2022 performance of $112,500 for Ms. Spofford, $52,500 for Mr. Webb, and $20,250 for Ms. Polischuk. Amounts shown in the Non-Equity Incentive Plan column include the actual fiscal year 2021 Annual Incentive Plan payouts of $1,730,769 for Ms. Spofford, $898,558 for Mr. Webb, and $290,354 for Ms. Polischuk, as well as the Long-Term Cash Incentive Plan awards that were earned based on fiscal year 2021 performance of $225,000 for Ms. Spofford, $105,000 for Mr. Webb, and $40,500 for Ms. Polischuk.

The Company’s Annual Incentive Plan for fiscal year 2022 was measured based on the Company’s adjusted EBITDA. Threshold and target adjusted EBITDA performance goals were established along with their corresponding payout opportunities. To the extent that actual adjusted EBITDA exceeds the target performance goal, the payout for fiscal year 2022 is capped at a payout multiplier of 2.0x. The annual target bonus (as a percentage of base salary) for each of Ms. Spofford, Mr. Webb and Ms. Polischuk under the Company’s Annual Incentive Plan for fiscal year 2022 was 100%,

70% and 50%, respectively. The following table outlines the adjusted EBITDA performance objectives and the payout multiplier for fiscal year 2022:

	Below Threshold	Threshold	Above Threshold but Below Target	Target	Above Target	Well Above Target	Maximum
Adjusted EBITDA	< $78.0 million	$78.0 million	> $78.0 million, but < $94.6 million	$94.6 million	> $94.6 million but < $ 102.1 million	> $102.1 million	> $109.6 million

Payout Multiplier / Bonus Pool Increment	No payout	.5x	$0.14 added to the bonus pool for every $1.00 of adjusted EBITDA generated	1.0x	$0.25 added to the bonus pool for every$1.00 of adjusted EBITDA generated	$0.25 added to the bonus pool for every $1.00 of adjusted EBITDA generated	2.0x

In fiscal year 2022, the Company achieved an adjusted EBITDA of $109.4 million.

The Long-Term Cash Incentive Plan for fiscal year 2021 provided for a cash incentive to be earned based on the Company’s adjusted EBITDA for that year, with vesting 50% on April 15, 2022 and 50% on April 14, 2023. The EBITDA target for the plan was $47.9 million, and the adjusted EBITDA achieved was $91.8 million.

(5)

Amounts shown in the All Other Compensation column include 401(k)-matching contributions of $9,575 for Mr. Webb and $9,392 for Ms. Polischuk in respect of fiscal year 2022 and $1,932 of Company-paid life insurance for Mr. Webb. In fiscal year 2022, Ms. Spofford received a housing stipend of $90,000, as well as benefits in the form of Company-paid life insurance, Company-paid long-term disability insurance and Company-paid short-term disability insurance, none of which individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits paid to her. Mr. Webb and Ms. Polischuk did not receive perquisites or personal benefits in fiscal year 2022, except for incidental benefits having an aggregate value of less than $10,000.

Employment Agreements

We have entered into employment agreements or offer letters with each of our named executive officers. In addition to customary terms and provisions, the employment agreements and offer letters set forth the annual base salary, target bonus percentage, equity grants, terms of severance and eligibility for employee benefits.

Employment Agreement with Claire Spofford, Our President and Chief Executive Officer

We are party to an employment agreement, which became effective on February 15, 2021, with Ms. Spofford to serve as President and Chief Executive Officer. The employment agreement provides that Ms. Spofford will report to the Board of Directors.

Ms. Spofford’s employment agreement provides for the following compensation: (i) an annual base salary of $900,000 (currently $927,000); (ii) eligibility to receive an annual bonus with a target of 100% of Ms. Spofford’s base salary; (iii) a one-time sign-on bonus of $1,600,000, payable following her start date; (iv) a housing stipend in the amount of $90,000 per year for the first three years of Ms. Spofford’s employment; (v) reimbursement for expenses reasonably incurred in connection with an annual physical with a provider of Ms. Spofford’s choice, and up to $25,000 of professional fees incurred in connection with income tax planning and return preparation per year; and (vi) reimbursement of up to $30,000 in legal and consulting fees related to the negotiation of her employment agreement and related arrangements. In addition, the Company also agreed to grant a sign-on equity award to Ms. Spofford on her start date consisting of 1,500,000 restricted stock units (subject to applicable adjustment for any stock split). The sign-on equity award vests in equal installments on each of the first four anniversaries of the date of grant. The sign-on bonus is subject to repayment of the after-tax portion in the event Ms. Spofford’s employment is terminated by the Company for “cause” or Ms. Spofford resigns without “good reason” (as such terms are defined in the employment agreement) during the first year of employment. The sign-on equity award may be cancelled if Ms. Spofford engages in activity that would give the Company grounds to terminate her employment for cause and, to the extent required by applicable law, the rules of any securities exchange on which the Company’s stock is listed or a written policy adopted by the Company, is subject to clawback, forfeiture or similar requirements.

Ms. Spofford is also entitled to severance upon certain terminations of employment, as described below under “Potential Payments Upon Termination of Employment or Change in Control.”

Offer Letter Agreement with Mark Webb, Our Chief Financial & Operating Officer

We are party to an offer letter, which became effective on April 12, 2019, with Mr. Webb, to serve as Executive Vice President, Chief Financial Officer. Pursuant to the terms of the offer letter Mr Webb is entitled to the following compensation (i) an annual base salary of $600,000 (currently $695,500); (ii) a one-time sign-on bonus of $100,000; and (iii) eligibility to receive an annual bonus with a target of 70% of Mr. Webb’s base salary and up to 200% of his target bonus for exceptional performance. In addition, the Company also agreed to grant a sign-on equity award in the form of restricted stock units to Mr. Webb on his start date with a grant date fair market value of $700,000, which vest in equal installments on each of the first four anniversaries of the date of grant. Mr. Webb also received a guaranteed Annual Incentive Plan payment of $319,846, which represented his prorated bonus for fiscal 2019 at the target of 70%.

Mr. Webb’s offer letter includes customary terms and conditions, including confidentiality and assignment of intellectual property provisions, a 12-month post-employment prohibition on competition, a 12-month post-employment prohibition on solicitation of customers, and a 12-month post- employment prohibition on solicitation of employees, agents, or contract workers with whom Mr. Webb had material business contact during the course of his employment.

Mr. Webb is also entitled to severance upon certain terminations of employment, as described below under “Potential Payments Upon Termination of Employment or Change in Control.”

Mr. Webb’s offer letter was amended on July 12, 2021 to appoint Mr. Webb as Executive Vice President, Chief Financial Officer and Chief Operating Officer with an annual base salary of $675,000.

Offer Letter Agreement with Kyle Polischuk, Our Chief Human Resources Officer

We are party to an offer letter, which became effective on January 26, 2021, with Ms. Polischuk, to serve as Senior Vice President, Chief Human Resources Officer. Pursuant to the terms of the offer letter Ms. Polischuk is entitled to the following compensation (i) an annual base salary of $360,000 (currently $371,000); (ii) a one-time sign-on bonus of $20,000; and (iii) eligibility to receive an annual bonus with a target of 45% of Ms. Polischuk’s base salary (currently 50% of Ms. Polischuk’s base salary) and up to 200% of her target bonus for exceptional performance. In addition, the Company also agreed to grant a sign-on equity award in the form of 25,000 restricted stock units to Ms. Polischuk on her start date, which vest in equal installments on each of the first four anniversaries of the date of grant.

Ms. Polischuk’s offer letter includes customary terms and conditions, including confidentiality and assignment of intellectual property provisions, a 12-month post-employment prohibition on competition, a 12-month post-employment prohibition on solicitation of customers, and a 12-month post- employment prohibition on solicitation of employees, agents, or contract workers with whom Ms. Polischuk had material business contact during the course of her employment.

Ms. Polischuk is also entitled to severance upon certain terminations of employment, as described below under “Potential Payments Upon Termination of Employment or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the outstanding equity awards held by our named executive officers as of January 28, 2023.

Name	Number of Shares that have not Vested (#)		Market Value of Restricted Shares or Units of Stock that Have Not Vested(1) ($)
Claire Spofford	225,000	(2)	5,827,500
	32,514	(3)	842,113
	59,289	(4)	1,535,585
Mark Webb	6,433	(5)	166,615
	10,000	(6)	259,000
	3,523	(7)	91,246
	15,174	(8)	393,007
	11,250	(9)	291,375
	31,126	(4)	806,163
Kyle Polischuk	5,853	(10)	151,593
	18,750	(8)	485,625
	11,858	(4)	307,122

(1)	The market value of the restricted shares and RSUs shown above is based on the $25.90 closing market price of our common stock on the last trading day of fiscal year 2022, January 27, 2023.
(2)	This award of RSUs vests 25% on each of the first four anniversaries of February 15, 2021.
(3)	This award of RSUs vests 25% on each of the first four anniversaries of June 15, 2021.
(4)	This award of RSUs vests 33% on each of the first three anniversaries of March 31, 2022.
(5)	This award of RSUs vests 25% on each of the first four anniversaries of May 1, 2019.
(6)	This award of RSUs vests 25% on each of the first four anniversaries of December 12, 2019.
(7)	This award of RSUs vests 25% on each of the first four anniversaries of March 16, 2020.
(8)	This award of RSUs vests 25% on each of the first four anniversaries of June 15, 2021.
(9)	This award of RSUs vests 25% on each of the first four anniversaries of July 12, 2021.
(10)	This award of RSUs vests 25% on each of the first four anniversaries of March 10, 2021.

Retirement Benefits

We sponsor a 401(k) plan, which is a qualified retirement plan offered to all eligible employees, including our named executive officers, and which permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. Pursuant to the terms of the 401(k) plan, from January 1, 2021 – January 31, 2021, the Company provided matching contributions of 50% of up to the first 6% of eligible compensation contributed to the plan by named executives. From February 1, 2021– April 30th, 2022, the Company provided matching contributions of 50% of up to the first 4% of eligible compensation contributed to the plan by the named executive officers (subject to an annual maximum of $3,000). From May 1, 2022 – December 31, 2022, the Company provided matching contributions of 50% of up to the first 6% of eligible compensation contributed to the plan by named executives. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment or Change in Control

Claire Spofford

Termination without “Cause” and/or “Good Reason” Resignation: The Company’s employment agreement with Ms. Spofford provides that, upon a termination of employment by the Company without “cause” or a resignation Ms. Spofford for “good reason,” in either case, absent a “change in control” (as defined below), then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in her employment agreement, Ms. Spofford would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•	12 months of base salary and medical and dental coverage continuation (unless such coverage is otherwise obtained through a new employer);

•	a pro-rated bonus for the year of termination based on actual performance (with any personal non-financial performance goals deemed achieved at 100%); and

•	accelerated vesting of a prorated portion of the restricted stock units scheduled to vest on the next vesting date following such termination.

If such a qualifying termination of employment occurs at any time following a “change in control” of the Company (as such term is defined in the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan (the “2017 Plan”)) as a result of which the Company or its successor does not have any stock trading on a nationally recognized securities exchange, then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in her employment agreement, Ms. Spofford would be entitled to, in addition to accrued benefits, (i) an amount equal to the sum of two times her (x) then-current annual base salary and (y) target annual bonus, payable over 12 months following such termination of employment and (ii) 24 months (or, if later, the period from Ms. Spofford’s termination through the completion of the employment term) of medical and dental continuation.

If the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to the executive under Section 4999 of the Code, such payments and vesting would be reduced to the extent necessary to avoid the imposition of any excise tax or loss in tax deduction.

Additionally, in accordance with the 2017 Plan and the terms of Ms. Spofford’s RSU award agreements, in the event of a “change in control” and either (i) her outstanding equity awards are not assumed or substituted for equivalent awards, or (ii) her outstanding equity awards are assumed or substituted for equivalent awards and, within 12 months following such “change in control,” Ms. Spofford’s employment is terminated by the Company without “cause” (other than due to death or disability) or by Ms. Spofford for “good reason,” then the unvested portion of her outstanding equity awards will accelerate and vest in full.

Mark Webb

Termination without “Cause” and/or “Good Reason” Resignation: The Company’s offer letter with Mr. Webb provides that, upon a termination of employment by the Company without “cause” or a resignation by Mr. Webb for “good reason,” then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in his offer letter, Mr. Webb would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•	any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated;

•	base salary continuation for a period of 12 months following the date of termination; and

•

medical and dental coverage continuation for 12 months following the date of termination with the costs of the premiums shared in the same proportion as before the termination of his employment (unless such coverage is otherwise obtained through a new employer).

If the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to the executive under Section 4999 of the Code, such payments and vesting would be reduced to the extent necessary to avoid the imposition of any excise tax or loss in tax deduction.

Additionally, in accordance with the 2017 Plan and the terms of Mr. Webb’s RSU award agreements, in the event of a “change in control” and either (i) his outstanding equity awards are not assumed or substituted for equivalent awards, or (ii) his outstanding equity awards are assumed or substituted for equivalent awards and, within 12 months following such “change in control,” Mr. Webb’s employment is terminated by the Company without “cause” (other than due to death or disability) or by Mr. Webb for “good reason,” then the unvested portion of his outstanding equity awards will accelerate and vest in full.

Termination without “Good Reason” and/or Death/Disability: Mr. Webb’s offer letter provides that, upon termination of employment due to death or disability or resignation without “good reason,” Mr. Webb will be entitled to accrued base salary, any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated and benefits through the date of termination.

All other terminations of employment: Mr. Webb’s offer letter provides that, upon any other termination of employment, Mr. Webb will be entitled only to accrued base salary and benefits through the date of termination.

Kyle Polischuk

Termination without “Cause” and/or “Good Reason” Resignation: The Company’s offer letter with Ms. Polischuk provides that, upon a termination of employment by the Company without “cause” or a resignation by Ms. Polischuk for “good reason,” then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in her offer letter, Ms. Polischuk would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•	any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated;

•	base salary continuation for a period of 12 months following the date of termination; and

•

medical and dental coverage continuation for 12 months following the date of termination with the costs of the premiums shared in the same proportion as before the termination of her employment (unless such coverage is otherwise obtained through a new employer).

If the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to the executive under Section 4999 of the Code, such payments and vesting would be reduced to the extent necessary to avoid the imposition of any excise tax or loss in tax deduction.

Additionally, in accordance with the 2017 Plan and the terms of Ms. Polischuk’s RSU award agreements, in the event of a “change in control” and either (i) her outstanding equity awards are not assumed or substituted for equivalent awards, or (ii) her outstanding equity awards are assumed or substituted for equivalent awards and, within 12 months following such “change in control,” Ms. Polischuk’s employment is terminated by the Company without “cause” (other than due to death or disability) or by Ms. Polischuk for “good reason,” then the unvested portion of her outstanding equity awards will accelerate and vest in full.

Termination without “Good Reason” and/or Death/Disability. Ms. Polischuk’s offer letter provides that, upon termination of employment due to death or disability or resignation without “good reason,” Ms. Polischuk will be entitled to accrued base salary, any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated and benefits through the date of termination.

All other terminations of employment: Ms. Polischuk’s offer letter provides that, upon any other termination of employment, Ms. Polischuk will be entitled only to accrued base salary and benefits through the date of termination.

Definitions of “Cause” and “Good Reason” and “Change in Control”

Ms. Spofford’s employment agreement defined “cause” generally as such executive’s (i) willful breach of the restrictive covenants in her employment agreement; (ii) willful failure to follow a lawful directive of the board; (iii) willful misconduct or gross negligence in the performance or nonperformance of any of her duties or responsibilities; (iv) dishonesty or fraud with respect to the business or affairs of the Company or its affiliates; (v) conviction of or plea of no contest to any misdemeanor involving theft, fraud, dishonesty, or act of moral turpitude or any felony that in either case results, or would reasonably be expected to result, in material harm to the business or reputation of the Company; or (vi) use of alcohol or drugs in a manner that materially interferes with the performance of performance of the executive’s duties.

Mr. Webb’s and Ms. Polischuk’s offer letters defined “cause” generally as such executive’s (i) breach of any material provisions of the employment agreement or offer letter; (ii) failure to follow a lawful directive of the executive’s reporting officer; (iii) negligence in the performance or nonperformance of any of the executive’s duties or responsibilities; (iv) dishonesty, fraud, or willful misconduct with respect to our business or affairs; (v) conviction of or plea of no contest to any misdemeanor involving theft, fraud, dishonesty, or act of moral turpitude or to any felony; or (vi) use of alcohol or drugs in a manner that materially interferes with the performance of the executive’s duties.

Ms. Spofford’s employment agreement defines defined “good reason” generally as : (i) a material diminution in executive’s duties or responsibilities; (ii) (A) executive shall not be the senior most executive officer of Company, (B) executive shall not report directly to the board or (C) any officer of the Company shall not report, directly or through officers reporting to Executive (provided that the board may appoint a chairperson who is designated as an officer of the Company and the Company may establish independent reporting relationships between officers such as the Chief Financial Officer, Chief Compliance Officer or Chief Legal Officers and the board or committees of the board responsible for oversight of substantive areas of the Company reporting or compliance obligations); (iii) a reduction in executive’s title below the title of Chief Executive Officer or President; a material reduction in executive’s base salary, other than an across the board reduction to base salary for all senior executives of the Company of no more than 20% (provided that all such across the board reductions shall not, when aggregated, exceed 20% of executive’s base salary as of the date of the first such reduction); (v) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform the employment agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (vi) the relocation of executive’s principal work location outside of the Quincy, Massachusetts, area without executive’s consent; or (vii) any other material breach of the employment agreement by the Company.

Mr. Webb’s and Ms. Polischuk’s offer letter defined “good reason” generally as (i) a reduction in such executive’s title below the level of Executive Vice President or Senior Vice President, as applicable; (ii) a material reduction in the executive’s base salary; or (iii) a relocation of their principal work location outside of the Quincy, Massachusetts area.

A “change in control,” as defined in the 2017 Plan and the employment and equity arrangements, generally means (i) the acquisition by any person of beneficial ownership of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, but excluding acquisitions by the Company, TI IV and its permitted transferees or any of their respective affiliates or by any employee benefit plan sponsored by the Company or any of its affiliates, (ii) a change in the composition of our Board of Directors such that members of our Board of Directors during any consecutive 12- month period cease to constitute a majority of our Board of Directors, (iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company, or (iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company, unless immediately following such transaction.

Estimated Payments Upon Termination of Employment or Change in Control

The description below shows the severance payments and benefits that each named executive officer would, if applicable, have received had his or her employment been terminated by us without “cause” or pursuant to a resignation with “good reason,” whether prior to or following a “change in control.” The amounts are calculated as if the date of termination and, as applicable, the “change in control,” occurred on January 28, 2023.

Claire Spofford
Termination without “Cause” and/or “Good Reason” Resignation Absent a “Change in Control”

•   $1,879,375, which represents the sum of (x) $927,000 in base salary continuation for 12 months following the date of termination, (y) $927,000 annual bonus in the year of termination (assuming for purposes of these calculations, full year bonus based on target performance), and (z) $25,375 in continued medical and dental coverage for 12 months following the date of termination.

•   $1,851,203, which represents vesting of a prorated portion of her then-unvested outstanding equity awards scheduled to vest on the next vesting date

Termination without “Cause” and/or “Good Reason” Resignation in connection with a “Change in Control”

•   $2,831,750, which represents the sum of (x) $2,781,000 in cash severance equal to the sum of two times her annual base salary plus her target annual bonus, and (y) $50,750 in continued medical and dental coverage for 24 months following the date of termination.

•   $8,205,198, which represents full acceleration of her then-unvested outstanding equity awards

Mark Webb
Termination without “Cause” and/or “Good Reason” Resignation Absent a “Change in Control”

•   $720,876, which represents the sum of (x) $695,500 in base salary continuation for 12 months following the date of termination, and (y) $25,375 in continued medical and dental coverage for 12 months following the date of termination.

•   Assuming a termination date of January 28, 2023 or later, Mr. Webb would also be entitled to payment of his $486,850 annual bonus in respect of fiscal year 2022 to the extent not already paid (assuming for purposes of this summary, target performance).

Termination without “Cause” and/or “Good Reason” Resignation in connection with a “Change in Control”

•   $720,876, which represents the sum of (x) $695,500 in base salary continuation for 12 months following the date of termination, and (y) $25,375 in continued medical and dental coverage for 12 months following the date of termination.

•   $2,007,405, which represents full acceleration of his then-unvested outstanding equity awards.

•   Assuming a termination date of January 28, 2023 or later, Mr. Webb would also be entitled to payment of his $486,850 annual bonus in respect of fiscal year 2022 to the extent not already paid (assuming for purposes of this summary, target performance).

Kyle Polischuk
Termination without “Cause” and/or “Good Reason” Resignation Absent a “Change in Control”

•   $392,282, which represents the sum of (x) $371,000 in base salary continuation for 12 months following the date of termination, and (y) $21,282 in continued medical and dental coverage for 12 months following the date of termination.

•   Assuming a termination date of January 28, 2023 or later, Ms. Polischuk would also be entitled to payment of her $185,500 annual bonus in respect of fiscal year 2022 to the extent not already paid (assuming for purposes of this summary, target performance).

Termination without “Cause” and/or “Good Reason” Resignation in connection with a “Change in Control”

•   $392,282, which represents the sum of (x) $371,000 in base salary continuation for 12 months following the date of termination, and (y) $21,282 in continued medical and dental coverage for 12 months following the date of termination.

•   $944,340, which represents full acceleration of her then-unvested outstanding equity awards.

•   Assuming a termination date of January 28, 2023 or later, Ms. Polischuk would also be entitled to payment of her $185,500 annual bonus in respect of fiscal year 2022 to the extent not already paid (assuming for purposes of this summary, target performance).

Pay versus Performance
The following table sets out information regarding fiscal years ended January 29, 2022 and January 28, 2023 in satisfaction of Item 402(v) of Regulation
S-K,
which requires disclosure regarding executive “Compensation Actually Paid” or “CAP” (as calculated in accordance with SEC rules) and certain Company performance.

Year	Summary Compensation Table Total for PEO 1 (Claire Spofford) (1)	Compensation Actually Paid to PEO 1 (Claire Spofford) (2)	Summary Compensation Table Total for PEO 2 (James Scully) (1)	Compensation Actually Paid to PEO 2 (James Scully) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5)	Net Income (6)
2022	$3,848,455	$7,378,107			$1,562,408	$2,250,768	$642.68	$42,175
2021	$6,936,122	$9,644,806	$278,389	$244,729	$1,810,232	$2,082,029	$370.97	($28,143)

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for our Principal Executive Officer (“PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table, which for 2022, includes our current PEO Claire Spofford (PEO 1), and for 2021, includes our current PEO Claire Spofford (PEO 1) and former PEO James Scully (PEO 2).

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to our PEO for the applicable fiscal year, as computed in accordance with Item 402(v) of Regulation
S-K,
which for 2022, includes our current PEO Claire Spofford, and for 2021, includes our current PEO Claire Spofford and former PEO James Scully. The dollar amounts do not reflect the actual amount of compensation earned by or paid to such executives during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the total compensation for each year to determine the compensation actually paid:

Fiscal Year	Claire Spofford
	2021	2022
Total from Summary Compensation Table	$6,936,122	$3,848,455
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($2,424,443)	($899,414)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$5,133,127	$1,535,585
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$0	$2,819,778
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	$73,702
Compensation Actually Paid	$9,644,806	$7,378,107

Fiscal Year	James Scully 2021
Total from Summary Compensation Table	$278,389
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($144,518)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$96,024
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$14,834
Compensation Actually Paid	$244,729

(3)	The dollar amounts reported in this column represent the average of the amounts reported for the Company’s non-PEO named executive officers (“Non-PEO NEOs”) as a group in the “Total” column of the

Summary Compensation Table in each applicable year. For purposes of calculating the average amounts in each applicable year, the names of each of the
Non-PEO
NEOs include are as follows for each of 2022 and 2011: Mark Webb and Kyle Polischuk.

(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the
Non-PEO
NEOs as a group in the applicable year as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the
Non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for the
Non-PEO
NEOs as a group for each year to determine the compensation actually paid, using the same methodology described in Note 2 above:

	Non-PEO NEOs
Fiscal Year	2021	2022
Total from Summary Compensation Table	$1,810,232	$1,562,408
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($520,880)	($326,034)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$508,569	$556,643
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$208,304	$388,632
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$75,804	$69,119
Compensation Actually Paid	$2,082,029	$2,250,768

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	Dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Relationship Between Pay and Performance
The charts below illustrate the relationship between the executive “Compensation Actually Paid” and the Company’s absolute TSR, and the executive “Compensation Actually Paid” and the Company’s net income in satisfaction of Item 402(v) of Regulation
S-K.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, including our Audit Committee, has selected Grant Thornton as our independent registered public accounting firm for the fiscal year ending February 3, 2024, and recommends that our stockholders vote to ratify this appointment. If our stockholders ratify this appointment, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If our stockholders do not ratify this appointment, our Audit Committee may reconsider, but might not change, its appointment.

Grant Thornton has audited our financial statements since the fiscal year ended January 29, 2022, and Pricewaterhouse Coopers LLP audited our annual financial statements or those of our predecessor, J.Jill Intermediate LLC, since 2009. Representatives of Grant Thornton are expected to be virtually present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Summary of Fees

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories – audit, audit-related, tax services or, to the extent permitted by law, other services-that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories. During the fiscal year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting. All fees incurred subsequent to our IPO were pre-approved by the Audit Committee.

The following table summarizes the aggregate fees billed for professional services rendered by Grant Thornton to us for the years ended January 29, 2022 and January 28, 2023. A description of these various fees and services follows the table.

Name	Fiscal 2021	Fiscal 2022
Audit Fees	$614,250	$1,100,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$614,250	$1,100,000

Audit Fees

The aggregate fees billed to us by Grant Thornton in the 2021 and 2022 fiscal years reflected as audit fees above consist of fees billed related to the audit of our annual consolidated financial statements included in our annual report on Form 10-K and the review of our quarterly consolidated financial statements included in our quarterly reports on Form 10-Q.

Vote Required

Based on this evaluation, our Board of Directors is requesting that our stockholders ratify Grant Thornton’s appointment for the 2023 fiscal year. Approval of the proposal to ratify Grant Thornton’s appointment requires the affirmative vote of a majority of the voting power of shares of stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted for purposes of determining the number of shares present or represented at the virtual Annual Meeting and, accordingly will have the same effect as an AGAINST vote on this proposal.

We are not required to seek ratification from stockholders of our selection of independent auditor but are doing so as a matter of good governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending February 3, 2024.

AUDIT COMMITTEE REPORT

Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the fiscal year ended January 28, 2023, (2) discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 61, as adopted by the Public Company Accounting Oversight Board, and (3) received the written disclosures and the letter from Grant Thornton concerning applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, which is filed with the SEC.

Our Board of Directors has determined that Michael Eck, Michael Rahamim and James Scully are independent within the meaning of the NYSE listing rules and meet the additional requirements for independence for Audit Committee members imposed by Rule 10A-3 under the Exchange Act (collectively, the “Audit Committee Independence Requirements”). As a result, our Audit Committee is composed entirely of directors who are independent within the meaning of the NYSE listing rules and meet the Audit Committee Independence Requirements. Our Board of Directors has determined that Mr. Eck qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is available under Governance Documents in the Investor Relations — Corporate Governance section of our website at www.jjill.com.

Grand Thornton is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not our employees, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist our Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to our Board of Directors, it has relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm, Grand Thornton, included in its report on our consolidated financial statements.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Michael Eck

Michael Rahamim

James Scully

PROPOSAL THREE

APPROVAL OF THE J.JILL, INC. AMENDED & RESTATED 2017 OMNIBUS EQUITY INCENTIVE PLAN

We are seeking the approval by our stockholders of the J.Jill, Inc. Amended & Restated 2017 Omnibus Equity Incentive Plan, which was approved by our Board on March 29, 2023, following a recommendation by our Compensation Committee to approve the A&R Plan on March 29, 2023. The A&R Plan amends and restates the 2017 Plan. A copy of the A&R Plan is attached as Appendix A.

Background

The 2017 Plan currently limits the aggregate number of shares of our common stock that may be delivered pursuant to all awards granted under the 2017 Plan to 1,293,452. As of April 10, 2023, a total of 320,078 shares of our common stock remained available for future issuance under the 2017 Plan and 12.2% shares of our common stock were subject to outstanding awards under the 2017 Plan. The number of additional shares being requested for authorization under the A&R Plan is 750,000, such that, if the A&R Plan is approved by our stockholders, we will have, in the aggregate, 2,043,453 shares available for issuance (which includes the number of shares remaining available for future grant under the 2017 Plan).

The 2017 Plan was adopted by our Board and approved by stockholders at the Annual Meeting of Stockholders on June 7, 2018. The term of the 2017 Plan is scheduled to expire in June 2028. Approval of the A&R Plan through approval of this proposal will accomplish the following:

•	extend the term of the A&R Plan to the 10-year anniversary of the Annual Meeting;

•	increase the aggregate number of shares authorized for issuance under the A&R Plan by 750,000 shares;

•	maintain the 2017 Plan’s strong governance features in the A&R Plan;

•	increase certain award limitations for non-employee directors; and

•	remove plan provisions related to the performance-based compensation exception to Section 162(m) of the Code that has been repealed.

The closing price of common stock as of April 10, 2023 was $27.20 per share, as reported by the NYSE. If our stockholders approve the A&R Plan, the A&R Plan and corresponding increase in share limits will be effective as of June 1, 2023. If our stockholders do not approve the A&R Plan, the 2017 Plan will remain in effect in its current form and with the current share reserve limitations.

Reasons Why You Should Vote in Favor of this Proposal

Our Board of Directors recommends a vote FOR the approval of the A&R Plan because it believes that the A&R Plan is in the best interests of the Company and its stockholders for the following reasons:

•

Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. The purpose of the A&R Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with a plan that provides incentives directly related to increases in the value of the Company.

•

Aligns director, employee and stockholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company’s equity, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the A&R Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our stockholders.

If this proposal is not approved by our stockholders, and as a consequence we are unable to continue to make equity grants at competitive levels, our Board of Directors believes that our ability to hire and retain highly qualified personnel and our ability to manage future growth will be negatively affected.

Summary of Sound Governance Features of the A&R Plan

Our Board of Directors believes the A&R Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

No “evergreen” provision. The number of shares of our common stock available for issuance under the A&R Plan is fixed and not subject to automatic annual increase based upon the number of shares outstanding.

Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our common stock authorized and reserved for issuance under the A&R Plan will increase from 1,293,452 to 2,043,453, which reflects 20% of our common shares outstanding.

No liberal change in control definition. The change in control definition in the A&R Plan is not a “liberal” definition and, for example, would not be achieved merely upon stockholder approval of a transaction. A change in control (or the approval of a plan of complete dissolution or liquidation) must actually occur in order for the change in control provisions in the A&R Plan to be triggered.

No dividends on unearned awards. The A&R Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards subject to time- or performance-based vesting.

No repricing without stockholder approval. The A&R Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval.

Summary of the A&R Plan

The following is a summary of certain terms and conditions of the A&R Plan. This summary is qualified in its entirety by reference to the A&R Plan attached as Appendix A. You are encouraged to read the full A&R Plan.

Administration. The compensation committee of our Board of Directors (the “Compensation Committee”) administers the A&R Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the A&R Plan and to adopt, alter and repeal rules, guidelines and practices relating to the A&R Plan. The Compensation Committee has full discretion to administer and interpret the A&R Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the A&R Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the A&R Plan. As of April 10, 2023, approximately 23 employees and outside directors were eligible to participate in the Plan.

Number of Shares Authorized. The A&R Plan provides for an aggregate of 2,043,453 shares of our common stock. No more than 570,000 shares of our common stock may be issued with respect to incentive stock options under the A&R Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 570,000 shares of our common stock in any 12-month period. The maximum grant date fair value of cash and equity awards that may be awarded to a non-employee director under the A&R Plan during any one fiscal year is $750,000. If any award granted under the A&R Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the A&R Plan.

Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our common stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the A&R Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the A&R Plan, the number of shares covered by awards then outstanding under the A&R Plan, the limitations on awards under the A&R Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as it may determine appropriate.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the A&R Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”

Stock Options. The Compensation Committee is authorized to grant options to purchase shares of our common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the A&R Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the A&R Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the A&R Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant (except with respect to Substitute Awards). Options granted under the A&R Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the A&R Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our common stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our common stock valued at the fair market value at the time the option is exercised, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our common stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the A&R Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the A&R Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our common stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the A&R Plan will be ten years from the date of grant. The remaining terms of each grant of SARs shall be established by the Compensation Committee and reflected in the award agreement.

Restricted Stock. The Compensation Committee is authorized to grant restricted stock under the A&R Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.

Restricted Stock Unit Awards. The Compensation Committee is authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our common stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our common stock, earned in respect of such restricted stock unit award of units earned, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our common stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our common stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled.

Other Stock-Based Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of our common stock, rights to receive grants of awards at a future date or other awards denominated in shares of our common stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. The Compensation Committee may grant any award under the A&R Plan in the form of a “Performance Compensation Award” (including cash bonuses) by conditioning the number of shares earned or vested, or any payout, under the award on the satisfaction of certain “Performance Goals.” Such Performance Goals may include (but will not be limited to) the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, net assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•	gross or net operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets or cost reduction goals, general and administrative expense savings;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	enterprise value;

•	stockholder return;

•	customer retention;

•	competitive market metrics;

•	employee retention;

•	total company comparable sales;

•

objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);

•	system-wide revenues;

•	cost of capital, debt leverage year-end cash position or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

•	any combination of the foregoing.

Any Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operations or business units, product lines, asset classes, brands, or administrative departments or any combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee deems appropriate or stock market indices. The Compensation Committee may provide for accelerated vesting of any award based on the achievement of Performance Goals.

The Compensation Committee may also specify adjustments or modifications to be made to the calculation of a Performance Goal for such performance period based on and in order to appropriately reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in our fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (i) the Compensation Committee has determined that the Performance Goals for such period are achieved; and (ii) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the A&R Plan) to such Performance Goals.

Effect of a Change in Control. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and us, in the event of a change in control, if (A) the buyer or successor company has agreed to provide for the substitution, assumption, exchange or other continuation of equity awards granted pursuant to the A&R Plan, then in the event that a participant’s employment or service is involuntarily terminated other than for cause (and other than due to death or disability) within the 12-month period following a change in control or (B) if the buyer or successor company has not agreed to a provision for the substitution, assumption, exchange or other continuation of equity awards granted pursuant to the A&R Plan, then, in either case, the Compensation Committee may provide that (i) all then-outstanding options and SARs will become immediately exercisable as of such participant’s date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable Performance Goals); provided that any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Compensation Committee. In addition, the Compensation Committee may in its discretion and upon at least ten days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of our common stock received or to be received by other stockholders of the Company in the event. Notwithstanding the above, the Compensation Committee shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the A&R Plan).

Amendment. The A&R Plan has a term of ten years. Our Board of Directors may amend, suspend or terminate the A&R Plan at any time, subject to stockholder approval if necessary to comply with any tax, NYSE or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes) and (iii) the Compensation

Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our common shares are listed. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the A&R Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Section 280G of the Code for compensation paid to certain executives. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (a “non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives.

Restricted Stock Units. A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives.

Interests of Certain Persons in the Action Taken

Each of our directors and executive officers is a potential recipient of awards under the A&R Plan. While as of the date this proxy statement is first sent to stockholders our Board and the Compensation Committee have not committed to grant any awards to any director or executive officer not otherwise disclosed herein, we expect that the Board and Compensation Committee will grant awards to such participants in accordance with the A&R Plan and our current compensation policies.

Equity Compensation Plan Information

The following table provides information as of January 28, 2023 about equity securities that may be issued under the Company’s existing equity compensation plans and arrangements:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity Compensation Plans Approved by Security Holders	—	—	434,741
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	—	—	434,741

(1)	Includes shares available for future issuance under the 2017 Plan.

New Plan Benefits

The Company has not approved any awards that are conditioned upon stockholder approval of the A&R Plan. Other than with respect to annual restricted stock unit awards to our non-employee directors, awards under the A&R Plan will be determined by our Board of Directors (or committee thereof) in its discretion. It is, therefore, not possible to predict the awards that will be made to particular officers in the future under the A&R

Plan. For information regarding grants made in fiscal year 2022 to our named executive officers under the 2017 Plan, see the Summary Compensation Table above.

Vote Required

Approval of the A&R Plan requires the affirmative vote of a majority of the voting power of shares of stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted for purposes of determining the number of shares present or represented at the virtual Annual Meeting and, accordingly will have the same effect as an AGAINST vote on of this proposal.

Our Board of Directors unanimously recommends that stockholders vote FOR the A&R Plan.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This advisory (non-binding) vote is commonly referred to as a “say-on-pay” vote.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this Proxy Statement. As described in those disclosures, the Company believes that its compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Vote Required

Our Board of Directors is requesting that our stockholders approve the compensation of our named executive officers. Approval of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of shares of stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted for purposes of determining the number of shares present or represented at the virtual Annual Meeting and, accordingly will have the same effect as an AGAINST vote on this proposal.

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Our Board of Directors unanimously recommends that stockholders vote FOR the advisory vote to approve the compensation of our named executive officers.

PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

Proposal 4 above provides our stockholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. As mentioned above, this is commonly referred to as a “say-on-pay” vote. In this proposal, we are asking our stockholders to cast an advisory (non-binding) vote regarding the frequency of future say-on-pay votes. Stockholders may vote for a frequency of every one, two or three years, or may abstain from voting. This proposal, which is commonly referred to as a “say-on-frequency” vote, is also required by the Dodd Frank Act and Section 14A of the Exchange Act.

Under the Dodd-Frank Act and Section 14A of the Exchange Act, now that we no longer qualify as an “emerging growth company,” we are required to solicit a non-binding advisory vote on the frequency of future “say-on-pay” votes at least one time every six years in order to allow our stockholders to decide how often they would like to be presented with the say-on-pay vote. Accordingly, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote on whether they would prefer future say-on-pay votes on an annual basis, once every two years or once every three years. Alternatively, stockholders may abstain from casting a vote.

For the reasons described below, the Board of Directors recommends that the stockholders select that the say-on-pay vote be submitted to stockholders on every two years. The Board of Directors believes that a say-on-pay vote every two years will allow our stockholders to provide us with their input on our compensation policies and practices on a timely basis. Additionally, a say-on-pay vote every two years is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.

While the Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory (non-binding) basis, as to whether the say-on-pay vote should be held every year, once every two years or once every three years. The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

Vote Required

Our Board of Directors is requesting that our stockholders vote in favor of submitting the say-on-pay vote to our stockholders every two years. Approval of the proposal to submit the say-on-pay vote to our stockholders every two years requires the affirmative vote of a majority of the voting power of shares of stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted for purposes of determining the number of shares present or represented at the virtual Annual Meeting and, accordingly will have the same effect as an AGAINST vote on this proposal.

The Board of Directors and the Compensation Committee value the opinions of the stockholders in this matter and will carefully review the voting results in establishing the frequency of future say-on-pay votes. However, because this vote is advisory and not binding on the Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold future advisory votes with a frequency different from that chosen by the greatest number of stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Our Board of Directors unanimously recommends that stockholders vote FOR the “two-year” option for Proposal 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 4, 2023 unless otherwise noted below for the following:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage of ownership is based on 10,580,802 shares of common stock outstanding as of April 4, 2023.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o J.Jill, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169.

5% Stockholders	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities affiliated with TowerBrook[1]	8,545,539	61.9%
Named Executive Officers and Directors
Claire Spofford	120,612	1.1%
Michael Rahamim[2]	378,836	3.6%
Mark Webb[3]	60,228	*
Michael Eck	37,852	*
Shelley Milano	6,588	*
Kyle Polischuk	12,855	*
Jyothi Rao	9,060	*
Michael Recht	—	—
Andrew Rolfe	6,588	*
James Scully	81,002	*
All directors and executive officers as a group	687,727	6.5%

*	Represents beneficial ownership of less than 1% of shares outstanding.

1

The shares of common stock are held directly by TI IV JJill Holdings, LP. The general partner of TI IV JJill Holdings, LP is TI IV JJ GP, LLC. The sole member of TI IV JJ GP, LLC is TowerBrook Investors IV (Onshore), L.P. The general partner of TowerBrook Investors IV (Onshore), L.P. is TowerBrook Investors GP IV, L.P., and its ultimate general partner is TowerBrook Investors, Ltd. The natural persons that have voting or investment power over shares of common stock beneficially owned by TowerBrook Investors GP IV, L.P. and TowerBrook Investors, Ltd. are Neal Moszkowski and Ramez Sousou. The address of each of the entities and natural persons identified in this footnote is c/o TowerBrook Capital Partners L.P., 65 East 55th Street, 19th Floor, New York, New York 10022. Includes 3,224,095 shares of common stock issuable upon exercise of warrants.

2	Includes (i) 26,258 shares of common stock directly held by Mr. Rahamim’s spouse and (ii) 248,007 shares of common stock issuable upon exercise of warrants.

3	Includes 6,433 shares of common stock subject to vesting within 60 days of April 4, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year, all of our executive officers, directors, and to our knowledge, 10% stockholders complied with the filing requirements of Section 16(a) of the Exchange Act, except that following Form 4s filed on September 2, 2022, were filed late due to administrative error: (i) Form 4 of Mr. Webb reporting vesting of 15,242 restricted stock units; (ii) Form 4 of Ms. Spofford reporting vesting of 10,839 restricted stock units; (iii) Form 4 of Mr. Scully reporting vesting of 6,423 restricted stock units; (iv) Form 4 of Mr. Eck reporting vesting of 6,423 restricted stock units; (v) Form 4 of Ms. Rao reporting vesting of 2,472 restricted stock units; (vi) Form 4 of Mr. Rahamim reporting vesting of 6,423 restricted stock units; and (vii) Form 4 of Ms. Polischuk reporting vesting of 1,951 restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since beginning of the 2022 fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the sections entitled “Executive Compensation” and “Director Compensation.”

Indemnification arrangements for our named executive officers and directors are described below under “Indemnification Agreements.”

Policies and Procedures for Related Party Transactions

We have adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for the implementation and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Compensation Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the policy, only our Audit Committee will be permitted to approve those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that our Audit Committee will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Stockholders Agreement

In connection with our IPO, on March 14, 2017 we entered into a Stockholders Agreement with TI IV, which, as further described below, contains certain rights for TI IV.

Consent Rights

For so long as TI IV beneficially owns at least 50% of our common stock, TI IV will have prior approval rights over the following transactions:

•	Any increase or decrease in the size of our Board of Directors;

•

Any incurrence of indebtedness (other than (i) debt existing as of the date of the Stockholders Agreement or refinancing thereof, (ii) capital leases approved by our Board of Directors and (iii) intercompany debt) in excess of $10.0 million;

•

Any authorization, creation (by way of reclassification, merger, consolidation or otherwise) or issuance of equity securities (including preferred stock) other than issuances (i) pursuant to an equity compensation plan, (ii) by a subsidiary to us or another wholly owned subsidiary or (iii) upon conversion of convertible securities or exercise of options or warrants outstanding as of the date of the Stockholders Agreement or issued in compliance with the Stockholders Agreement;

•

Any redemption or repurchase of our equity securities, other than (i) from any director, officer, independent contractor or employee in connection with the termination of the employment or services of such director, officer or employee as contemplated by the applicable equity compensation plan or award agreement or (ii) pursuant to an offer made pro rata to all stockholders party to the Stockholders’ Agreement;

•	Any material acquisition of the assets or equity interests of any other entity in any single transaction or series of related transactions;

•	Any fundamental changes to the nature of our business that involve the entry into any new line of business;

•	The adoption, approval or issuance of any “poison pill,” stockholder or similar rights plan by us or our subsidiaries or any amendment of such plan;

•	Any amendment, restatement or modification of our certificate of incorporation, as amended, or by-laws;

•

Any payment or declaration of any dividend or other distribution on any of our equity securities or entering into a recapitalization transaction the primary purpose of which is to pay a dividend, other than dividends required to be made pursuant to the terms of any outstanding preferred stock;

•	Appointment or removal of the chairperson of our Board of Directors;

•	The consummation of a change of control or entry into any contract or agreement the effect of which would be a change of control; and

•

Our or any of our subsidiaries’ entry into any voluntary liquidation, dissolution or commencement of bankruptcy or insolvency proceedings, the adoption of a plan with respect to any of the foregoing or the decision not to oppose any similar proceeding commenced by a third party.

The effect of the Stockholders Agreement will be that TI IV may maintain control over our significant corporate transactions.

Composition of our Board of Directors

The Stockholders Agreement also provides TI IV with certain rights with respect to the designation of directors to serve on our Board of Directors. As set forth in the Stockholder’s Agreement, for so long as TI IV beneficially owns at least 50% of our common stock, it is entitled to designate for nomination a majority of our Board of Directors. When TI IV beneficially owns less than 50% of our common stock but owns at least 10% of our common stock, TI IV is entitled to designate for nomination a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person. When TI IV owns less than 10% of our common stock but owns at least 5% of our common stock, TI IV is entitled to designate for nomination the greater of (i) a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person, and (ii) one director.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement on March 14, 2017 that provides TI IV an unlimited number of “demand” registrations and customary “piggyback” registration rights, and provides certain members of our management with customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act of 1933, as amended.

Services Agreement

We are party to a services agreement with TowerBrook, pursuant to which TowerBrook has performed and will perform management support advisory services, planning and finance services for us. Under the services agreement, we agreed to pay and reimburse reasonable out of pocket expenses to TowerBrook for conducting these advisory services. In the 2022 fiscal year, we reimbursed TowerBrook $4,986.04 in relation to these services.

Indemnification Agreements

We have entered into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.

These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

Subordinated Facility

On September 30, 2020, in connection with our out-of-court restructuring, we entered into the subordinated facility, with a group of lenders that includes TI IV and Mr. Rahamim (the “Subordinated Facility” and the lenders thereunder, the “Subordinated Lenders”). The Subordinated Facility provides for a secured term loan facility in an aggregate principal amount equal to $15.0 million with an additional incremental capacity subject to certain customary conditions and its proceeds have been used for general corporate purposes.

In accordance with the Subordinated Facility, the Company issued warrants to the Subordinated Lenders, which, upon exercise, would grant the Subordinated Lenders 3,820,748 shares (after giving effect to the 5-for-1 reverse stock split) of common stock of the Company.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2024 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on March 4, 2024 unless the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or after June 1, 2024 in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2024 Annual Meeting of Stockholders, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 2, 2024 and the close of business on March 4, 2024 for the 2024 Annual Meeting of Stockholders. In the event that the 2024 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 1, 2024, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2024 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2024 Annual Meeting of Stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2024 Annual Meeting of Stockholders, either by mail or other public disclosure.

All proposals should be sent to our principal executive offices at J.Jill, Inc., Attn: Secretary and General Counsel, 4 Batterymarch Park, Quincy, Massachusetts 02169.

We advise you to review our by-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent by-law provisions are available on request to the Secretary and General Counsel at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or Proxy Statement either now or in the future, please contact our Secretary and General Counsel by mailing a request to Attn: Secretary and General Counsel, 4 Batterymarch Park, Quincy, Massachusetts 02169. Upon written or oral request to the Secretary and General Counsel, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy statements may request to receive a single Notice of Internet Availability or a single copy of proxy statements in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 as filed with the SEC is accessible free of charge on our website at www.jjill.com under Investor Relations—Financial Information—SEC Filings. The Annual Report on Form 10-K contains our audited consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss), of members’ equity and of cash flows as of January 28, 2023 and January 29, 2022 and the results of their operations and cash flows for the years ended January 28, 2023, January 29, 2022 and January 30, 2021. You can request a copy of our Annual Report on Form 10-K free of charge by sending a written request to J.Jill, Inc., Attn: Secretary and General Counsel, 4 Batterymarch Park, Quincy, Massachusetts 02169. Please include your contact information with the request.

OTHER MATTERS

Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: April 14, 2023

ANNUAL MEETING OF STOCKHOLDERS OF J.JILL, INC. June 1, 2023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/JJill Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. “FOR” PROPOSALS 2, 3 AND 4, AND FOR THE “TWO-YEAR” OPTION IN PROPOSAL 5. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE NOMINEES: FOR ALL NOMINEES O Claire Spofford O Michael Rahamim FOR WITHHOLD ALL NOMINEES AUTHORITY O Andrew Rolfe FOR (See ALL instructions EXCEPT below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL and fill in the circle next to each nominee you wish to withhold, as shown here: To indicate change your the new address address on your in the account, address please space check above the . Please box at note right and that changes this method to the . registered name(s) on the account may not be submitted via Signature of Stockholder Date: 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending February 3, 2024. FOR AGAINST ABSTAIN 3. To approve the J.Jill, Inc. Amended & Restated 2017 Omnibus Equity Incentive Plan. FOR AGAINST ABSTAIN 4. To approve, on an advisory basis, the compensation of the Company’s named executive officers. ONE TWO THREE YEAR YEARS YEARS ABSTAIN 5. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers. The Board of Directors recommends that you vote “FOR” the election of the director nominees listed in Proposal 1, “FOR” Proposals 2, 3 and 4, and for the “TWO-YEAR” option in Proposal 5. The shares represented by this proxy will be voted as specified herein, or if no choice is specified, such shares will be voted “FOR” the director nominees listed in Proposal 1, “FOR” Proposals 2, 3 and 4, and for the “TWO-YEAR” option in Proposal 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the virtual Annual Meeting and any postponements or adjournments thereof. If you vote your proxy by Internet, you do NOT need to mail back your proxy card. Your Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

J.JILL, INC. June 1, 2023 PROXY VOTING INSTRUCTIONS Access “ ” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EDT the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING—The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/298043967 (password: jjill2023) and be sure to have your control number available. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/JJill Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20330303040000000100 THE BOARD OF DIRECTORS RECOMMENDS 7 THAT YOU VOTE “FOR” THE ELECTION OF THE 060123 DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND FOR THE “TWO-YEAR” OPTION IN PROPOSAL 5. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE NOMINEES: FOR ALL NOMINEES O Claire Spofford O Michael Rahamim FOR WITHHOLD ALL NOMINEES AUTHORITY O Andrew Rolfe FOR (See ALL instructions EXCEPT below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To indicate change your the new address address on your in the account, address please space check above the . Please box at note right and that changes this method to the . registered name(s) on the account may not be submitted via 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending February 3, 2024. FOR AGAINST ABSTAIN 3. To approve the J.Jill, Inc. Amended & Restated 2017 Omnibus Equity Incentive Plan. FOR AGAINST ABSTAIN 4. To approve, on an advisory basis, the compensation of the Company’s named executive officers. ONE TWO THREE YEAR YEARS YEARS ABSTAIN 5. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers. The Board of Directors recommends that you vote “FOR” the election of the director nominees listed in Proposal 1, “FOR” Proposals 2, 3 and 4, and for the “TWO-YEAR” option in Proposal 5. The shares represented by this proxy will be voted as specified herein, or if no choice is specified, such shares will be voted “FOR” the director nominees listed in Proposal 1, “FOR” Proposals 2, 3 and 4, and for the “TWO-YEAR” option in Proposal 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the virtual Annual Meeting and any postponements or adjournments thereof. If you vote your proxy by Internet, you do NOT need to mail back your proxy card. Your Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Note: title Please as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such . .When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give full .

0 J.JILL, INC. ANNUAL MEETING OF STOCKHOLDERS – JUNE 1, 2023 This proxy is solicited by the Board of Directors for use at the J.Jill, Inc. virtual Annual Meeting of Stockholders on June 1, 2023 or any postponement(s) or adjournment(s) thereof. The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2023, receipt of which is acknowledged hereby, does hereby appoint Michael Rahamim and Kathleen Stevens, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution and revocation, for and in the name of the undersigned, to vote and act at the J.Jill, Inc. virtual Annual Meeting of Stockholders and at any postponement(s) or adjournment(s) thereof, with respect to all of the shares of common stock of the undersigned, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all of the powers which the undersigned would possess if personally present and acting as set forth on the reverse. The Annual Meeting will be held via live webcast only. The Annual Meeting is to be held on Thursday, June 1, 2023 at 8:00 AM EDT, to be held online at https://web.lumiagm.com/298043967. These proxies are authorized to vote and act in their discretion upon any other business that may properly come before the virtual Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof. This proxy when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted as the Board of Directors recommends to the extent permitted by Delaware law. (Continued and to be signed on the reverse side.) 1.1 14475